STOCK TRANSFER AGREEMENT

股份转让协议

THIS STOCK TRANSFER AGREEMENT (this "Agreement"), dated as of August 30, 2018 (the "Effective Date"), is by and among Ms. Dantong Xu, a natural person who is a citizen of People's Republic of China ("Stockholder"), Mr. Zhicheng Huang, a natural person who is a citizen of People's Republic of China ("Purchaser"), and Huale Acoustics Corporation, a Nevada corporation (the "Company"), with respect to the sale by Stockholder of 2,250,000 shares of the issued and outstanding common stock of the Company. Purchaser, Stockholder and the Company may collectively be referred to as the "Parties," and each individually as a "Party."

本股份转让协议（"协议"）于 2018 年 08 月 30 日（"生效日"）由 Dantong Xu 小姐, 一位中华人民共和国国籍的自然人（"股东"）, Zhicheng Huang 先生, 一位中华人民共和国国籍的自然人（"买方"）以及 Huale Acoustics Corporation，一家美国内华达州公司（以下称"公司"）三方关于股东出售其拥有的公司已发行的 2,250,000 普通股份。买方，股东和公司可以统称为"诸缔约方"，每个单独称为"缔约方"。

WITNESSETH:

WHEREAS, Stockholder is the record owner and holder of sixty two zero seven percent (62.07%) of the Company's issued and outstanding common stock; and;

鉴于，股东是公司已发行普通股的百分之六十二点零七（62.07%）记录所有人和持有人;以及;

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Purchaser will purchase from Stockholder 2,250,000 shares of the common stock (the "Stocks") of the Company, par value $0.001 at a price of $0.001 per share in a total purchase price of $2,250 (the "Total Purchase Price").

鉴于，诸缔约方希望订立本协议，买方将根据该协议向股东购买其持有的公司 2,250,000 股面值为 0.001 美元的普通股（"普通股"），每股购买价格为 0.001 美元，总价为 2,250 美元（"总购买价格"）。

NOW, THEREFORE, in consideration for the promises set forth in this Agreement, the Parties agree as follows:

因此，在考虑到本协议中规定的各个承诺的情况下，诸缔约方同意如下：

1. **PURCHASE AND SALE OF COMMON STOCK**

1. **股份的购买和销售**

1.1 Purchase and Sale. On the terms set forth in this Agreement, including without limitation the payment of the Total Purchase Price (as defined below), receipt of which is hereby acknowledged, as of the Effective Date the Stockholder hereby sells, assigns, transfers, conveys and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and takes assignment and delivery of the Stocks.

购买和销售。根据本协议中规定的条款，包括但不限于支付购买价格（定义如下），特此确认收货，自股东特此销售，分配，转让，传送和生效日起生效。买方和买方特此购买，收购并转让和交付股权。

1.2 Delivery of Purchase Price and Stocks. The purchase price for the Stocks in the aggregate is two thousand, two hundred and fifty U.S. dollar $2,250 (the "Total Purchase Price"). The Purchaser has delivered and paid to the Stockholder the Total Purchase Price, and the Stockholder has delivered to the Purchaser the original stock certificate or certificates for the Stocks, if applicable, duly endorsed or accompanied by stock powers duly executed and otherwise in a form acceptable for transfer to the Purchaser.

总购买价格和股票。股票的购买价格总计为两千两百五十美元 2, 250 美元（"总购买价格"）。买方已向股东交付总购买价格，而股东已向买方交付已经正式背书的原始股票证书或股票证书，或如适用，正式签署的相关的股票转让授权书，或以另一种可接受的股票转让形式转让给买方。

2. **REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER** 股东的陈述和保证

The Stockholder represents and warrants to the Purchaser that:

股东向买方陈述和保证：

2.1 Capitalization. The Stocks have been duly authorized and validly issued and are outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of any class of capital stock, or any securities or other instruments convertible into or exchangeable for shares of capital stock of the Company, and no commitments to issue any such securities or instruments.

交易资本。股票已经被正式授权，确认发行有效并且在外流通，确认已全额支付且不加缴。股东确认不存在任何尚未行使的选择权，认股权证，权利（包括转换或优

先购买权和优先购买权或类似权利），口头或书面协议可从公司购买任何类别股本的任何股份，或任何可转换为公司股本的证券或其他工具；此外，股东确认不存在发行任何该类证券或工具的承诺。

2.2 Ownership of the Stocks. The Stockholder owns of record and beneficially all of the Stocks, and has good and valid title to the Stocks free and clear of all liens, trusts (constructive and other), adverse claims and other encumbrances. Upon delivery of the Stocks and payment of the Total Purchase Price pursuant to this Agreement, the Purchaser will receive good and valid title to the Stocks, free and clear of all liens (other than those imposed by applicable securities laws). The Stockholder is not a party to any agreements that create rights or obligations in the Stocks relating to any third party including voting or stockholder agreements.

股票的所有权。股东拥有记录和实益的所有股票，并拥有良好和有效的股票所有权；股东拥有的股票不受任何留置权，信托（包括建设性信托或其他类型的信托），负面要求和其他任何产权负担。根据本协议股东交付股票、买方支付总购买价格后，买方将获得股票的良好有效的所有权并不受任何留置权的影响（证券法规相关的留置权除外）。股东没有与任何第三方进入对股票进行任何权利或义务约束的协议，包括投票协议或股东协议。

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER 买方的陈述和保证

The Purchaser hereby represents and warrants to the Company and the Stockholder as follows:

买方在此向公司和股东陈述和保证：

3.1 Organization. Such Purchaser is either an individual or an entity, corporate, partnership, limited liability company, duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with full right, or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his, her or its obligations hereunder and thereunder.

组织。买方为个人或在其管辖区内依法成立或设立的，有效存续的经济实体、公司、合伙制企业、有限责任公司，并拥有完整的权利或类似权力和授权以签署和履行本协议中拟进行的交易或履行其在本协议或其他协议中的义务。

3.2 Authority. Such Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Stocks being sold to him, her or it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors,

stockholders, partners, members, or managers, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Stockholder in accordance with the terms hereof.

授权。买方签署和履行本协议以及购买依本协议向其销售的股份所需的权力和授权。买方对本协议的签署、送达和履行和完成在此由所有必要的公司、合伙制企业或有限责任公司行为合法有效授权，不需要再由买方或其董事会、股东会、合伙人、成员或经理进一步依情况同意或授权。本协议已被合法有效授权、签署和交付给买方，并已构成或将在执行并交付后构成买方有效和具有约束力的义务，可根据其条款对买方执行。

3.3 Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement, such Purchaser hereby confirms. The Stocks to be acquired by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any individual, corporation, partnership, limited liability company, joint venture, trust or other entity ("Person") to sell, transfer or grant participations to any Person, with respect to any of the such Purchaser's Stocks.

完全为本人购买。本协议是根据买方对公司的陈述与买方签订的。根据买方对本协议的签署，买方在此确认此股份是买方为其本人而非作为代名人或代理人所购买，也非为了对其任何部分进行再销售或分销而购买，买方目前没有意图对此股票进行销售、部分授权或分销。根据买方对本协议的签署，买方进一步确认买方目前没有和任何个人、公司、合伙企业、有限责任公司、合资企业、信托或其他主体有合同、保证、协议或安排以向其或第三方销售、转让或准许参与投资此股份。

3.4 Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stocks, and has so evaluated the merits and risks of such investment.

买方经验。买方单独或与其代表人一起，拥有足够的商业和金融知识、复杂度和经验以评估对此股份未来投资的实质和风险，并已按此做出评估。

3.5 Ability to Bear Risk. Such Purchaser understands and agrees that the purchase of the Stocks is a high risk investment and that such Purchaser is able to afford and bear an investment in a speculative venture having the risks and objectives of the Company, including a risk of total loss of such investment. Such Purchaser must bear the substantial economic risks of the investment in the Stocks indefinitely because the Stocks

may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration(s) is available.

风险承担能力。买方理解并同意对此股份的购买是具有高风险的投资，买方有能力支付并承担在具有公司风险和目标的投机性企业中的投资，包括该投资完全损失的风险。买方必须无限期地承担在股份中投资的相当的经济风险，因为除非之后本股份按照证券法案或州证券法进行注册或适用于这些注册相关的豁免条款存在，股份无法被销售、抵押或以其他形式处置。

3.6 Disclosure of Information. Such Purchaser has been given access to full and complete information regarding the Company and has utilized such access to such Purchaser's satisfaction for the purpose of obtaining such information regarding the Company as such Stockholder has reasonably requested. In particular, such Purchaser: (i) has received and thoroughly read and evaluated all the disclosures contained in this Agreement; and (ii) has been given a reasonable opportunity to review such documents as such Purchaser has requested and to ask questions of, and to receive answers from, representatives of the Company concerning the Stocks and the business and affairs of the Company and to obtain any additional information concerning the Company's business to the extent reasonably available so as to understand more fully the nature of this investment and to verify the accuracy of the information supplied. Such Purchaser is satisfied that he, she or it has received adequate information with respect to all matters which he, she or it considers material to its decision to make this investment.

信息披露。买方已获取关于公司全部和完整的信息渠道，且已以买方可合理要求获取关于公司的这些信息为目的而使用了该渠道。特别的，买方：（i）已收到并完整阅读和评估了本协议中的所有披露；并（ii）得到合理的机会以审阅买方要求的文件并询问关于股份条款和条件以及公司的经营和事务相关的问题，买方已从公司代表处得到了这些问题的解答，也得到合理的机会获取合理存在的关于公司经营的额外信息。买方得到的这些额外信息足以使其对此投资的性质和得到的信息的准确性进行进一步的理解。买方表示其已经获得了其认为与此投资决定有重大联系的所有事宜有关的足够信息。

3.7 Residence. Such Purchaser is presently a bona fide resident of the state or country represented on the signature page hereof and has no present intention of becoming a resident of any other state, country, or jurisdiction, and the address and Social Security Number/National Insurance Number (or other applicable number) or Employer Identification Number/Corporate Tax Reference Number (or other applicable number) set forth on the signature page hereof are Purchaser's true and correct residential or business address and Social Security Number/National Insurance Number (or other applicable number) or Employer Identification Number/Corporate Tax Reference Number (or other applicable number).

居住地。买方是签字页上所填的州或国家的真实居民，且目前没有成为其他任何州、国家或管辖区居民的意愿，另外签字页上的地址和社保号或个体纳税人识别号

（或其他适用号码）是买方的真实个人或商业地址和社保号或个体纳税人识别号（或其他适用号码）或其雇主识别号/公司纳税人识别号（或其他适用号码）。

3.8 Holding Periods. Such Purchaser is solely responsible for compliance with all applicable hold periods and resale restrictions to which the Stocks are subject.

持有期。买方对遵守所有此普通股受制于的适用的持有期和再销售限制独立负责。

3.9 Confidential Information. The Purchaser agrees that such Purchaser and his, her or its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information is (i) known to the public through no fault of such Purchaser or his, her or its employees or representatives; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that a Purchaser may disclose such information (i) to his, her or its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser's investment in the Company, (ii) to any prospective permitted transferee of the Stocks, or (iii) to any general partner or affiliate of such Purchaser, so long as the prospective transferee agrees to be bound by the provisions of this Section 3.15.

保密信息。买方同意买方和其雇员、代理、代表将对从公司根据此协议提供的财务报表、报告和其他材料中得到的保密信息进行保密，且不会披露、泄露和使用这些信息（除非是为了跟踪其在公司中的投资），除非这些信息是：（i）在未因为买方及其雇员过错的情况下为大众所知晓；（ii）在不是因违背此协定的情况下成为公共领域的一部分；（iii）在不是因为第三方违背保密责任进行的行为的情况下为人所知；或（iv）因第三方在适用管辖区的适用法律、政府决议、或法庭决定的要求下而被披露；但是，买方可以（i）向其律师、会计师和其他和对公司投资相关的专业人员，（ii）向任何可能的受到许可的此证券的交易方，或（iii）买方的一般合伙人或附属主体披露这些信息，只要可能的交易方同意受到 3.15 这一条款的限制。

3.10 Economic Considerations. Such Purchaser is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. Such Purchaser has relied solely on his, her or its own advisors.

经济因素。买方不能依赖于公司或其关联或代理关于此投资中包括的经济因素。买方仅依赖于其顾问。

4. MISCELLANEOUS 其他事项。

4.1 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

费用与花费。除非此协议中有明确的相反规定，协议任一方应自行支付其与顾问、律师、会计师和其他专家有关的费用与花费，以及与此协议相关的谈判、准备、签署、交付和执行相关的其他花费。

4.2 Representations and Warranties. The representations and warranties of the Company, Purchaser and the Stockholder shall survive the Closing and delivery of the Stocks.

陈述与保证。公司，买方和股东的陈述与保证在交割和股份的交付后依然有效。

4.3 Indemnification. Each Party shall indemnify, defend and hold harmless the other Parties and their respective directors, officers, employees and agents from and against all third party claims or liabilities asserted against, imposed upon or incurred by such Party to the extent such claims or liabilities directly or indirectly arise out of, result from or relate to the breach by the indemnifying party of any representation, warranty or covenant made by it pursuant to this Agreement.

免责条约。对于任何因违反本协议中的相关陈述，保证或契约而产生的索赔或责任追究，各缔约方应对其他缔约方及其各自的董事，高管，员工和代理人进行责任免除，辩护并使其免受任何一缔约方的索赔或责任追究。

4.4 Severability. If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

可分割性。如果本协议的任何部分或部分因任何原因而无法执行，则本协议的其余部分将持续有效。如果本协议的任何条款被任何具有司法管辖权的法院视为无效或不可执行，并且如果限制此类条款将使该条款继续有效，则该条款将被如此限制。

4.5 No Consent. The execution, delivery and performance by each of the Purchaser, Stockholder and the Company of this Agreement does not require the consent of any governmental authority.

无需政府同意。买方，股东和公司可各自执行，交付和履行本协议内容，无需任何政府机构的同意

4.6 Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

豁免，修订。此协议及其中的任何条款均不应被豁免、修订、修改、撤销或终止，除非被上述改动影响的一方以书面形式同意。

4.7 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Company or the Stockholders without the prior written consent of each other party.

转让。此协议或由此而来的任何权利、赔偿、义务或责任均不应被公司或股东转让，除非另一方事先以书面形式同意。

4.8 Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

条款标题与其他标题。本协议中的条款标题仅起参考作用，不应以任何方式影响本协议的意义和对其的解读。

4.9 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

适用法律；同意司法管辖区；放弃陪审团审判。无论纽约州法律对法律选择的原则有何规定，本协议均应受到美国纽约州的内部法律的管辖并根据该法律进行解释。对于和本协议或根据本协议拟进行的交易相关的或由此引起的任何诉讼、程序或判

决，本协议的任一方在此均不可撤销地服从于位于纽约郡的纽约州法院和纽约南区美国联邦区法院的专属管辖。与这些诉讼、程序或判决有关的程序的递送可以按照本协议通知部分列出的相同方式递送给世界上任何地方的相关当事人。协议双方在此不可撤销地同意在上文所述的程序中上述法院的司法管辖权和审判地。协议双方在此不可撤销地放弃任何对在上文所述的程序中上述法院的审判地的反对意见和任何关于上述程序由上述法院进行审理的不方便性的声明。协议双方在此放弃在任何有关此协议和其他根据此协议拟进行的交易中所得的文件的诉讼中要求陪审团审判的权利，并表示在放弃权利前已向律师特别咨询。

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

副本。本协议可同时签署多份副本，任何一份副本在签署和交付后应视作一份正本，所有副本与正本共同构成同一份法律文书。

4.11 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or if delivered by facsimile or electronic transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine):

通知。本协议所提供的所有通知和其他通信均应以书面形式提供。上述通知或通讯应被视为已正式送达，如果该通知或通讯已被送达个人，通过注册或认证邮件发送且已请求回执并预付邮资，或通过传真或电子传输。上述通知或通讯应被视为在接收者所在时区的工作日下午 6 点之前送达；如果在上述时间之后送达，则应视为在下一个的工作日送达于（以发送方的电传机生成的印刷确认为证明）。送达地址：

(a) if to a Stockholder, at the address included on the signature page for such Stockholder.

APT D501 SHAWEI COMPLEX BLDG
SHATOU RESID
SHENZHEN, CHINA 518000

如果收件方是股东，则送达地址为该股东的签名页面中包含的地址。

APT D501 SHAWEI COMPLEX BLDG
SHATOU RESID
SHENZHEN, CHINA 518000

(b) if to the Purchaser:

APT 903 BLOCK 4 XINYI HOLIDAY PLAZA
LONGGANG DIST.
SHENZHEN, CHINA 518000

如果收件方是买方，则送达地址为：

APT 903 BLOCK 4 XINYI HOLIDAY PLAZA
LONGGANG DIST.
SHENZHEN, CHINA 518000

4.12 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

约束效果。本协议的条款对协议双方以及其继承人、法定代表人、继任者、委任者具有法律约束力。

4.13 Entire Agreement. This Agreement, including the Exhibit hereto, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes and cancels any other written or oral agreement relating to the subject matter hereof between the parties.

完整协议。此协议,包括其中附件,构成双方就其主题事项达成的协议条款的全部和完整声明，任何其他由双方就其主题事项达成的书面或口头协议就此明确取消。

4.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Stockholders and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

救济。除有权实施本协议或法律赋予的所有权利包括取得赔偿金之外，股东和公司还有权根据此协议得到特定履行。协议双方同意金钱赔偿可能无法对因违反任何此协议中的义务造成的损失进行足够的赔偿，并同意在金钱赔偿可以进行足够赔偿的情况下放弃在任何诉讼中要求特定履行。

4.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

解释。协议双方同意双方和/或其各自的律师已审阅并有机会修订此协议。因此，出现歧义时以对起草方不利的方式解释的一般性规则不适用于本协议或任何修订的

解释。

4.16 Further Assurances: Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

进一步保证。协议双方应不时地根据对方的要求，为完成本协议中约定，在所有合理要求下，采取进一步行动和交付进一步的工具、契约和文件。协议双方在此同意诚实并真诚地履行各自在此协议中的义务。

4.17 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof and thereof, nor shall any delay or omission of any party to exercise any right hereunder and thereunder in any manner impair the exercise of any such right accruing to it thereafter.

豁免。协议任何一方对本协议的任何条款、条件或要求的任何豁免均不应被视作将来的持续性豁免，或对其他任何条款、条件或要求的豁免。若协议任何一方延迟或未能履行本协议中的任何权利，不应对此权利在之后的履行在任何方式上造成损害。

4.18 Successors And Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Stockholders, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in this Agreement, the Stockholders may assign its rights and delegate its duties hereunder in whole or in part (i) to a third party acquiring all or substantially all of its Common Stock in a private transaction or (ii) to an affiliate, in each case, without the prior written consent of the Company or the other purchasers participated in this Offering, after notice duly given by such Stockholders to the Company provided, that no such assignment or obligation shall affect the obligations of such Stockholders hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Stockholders. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

继承人和转让。在没有得到协议另一方提前书面同意地情况下，协议的任一方均不能将此协议进行转让。但是根据联邦和州证券法并在此协议中有相反规定的情况下，股东可以将其权利和义务全部或部分转让给（i）从股东处通过私下交易获得其全部或绝大部分股份单位和普通股的第三方或（ii）股东的下属主体。上述任一情况均不要求公司或其他参与此邀约的股东提供提前书面同意，但股东应事先向公

司合法提供通知，说明该转让不会影响协议中的股东的任何义务，且受让方书面同意受到适用于股东的关于被转让证券的条款。此协议中的条款应适用于并约束协议双方得到同意的继承人和受让方。本协议中没有任何明确或隐含条款是为了赋予除协议双方或其相应的继承人和受让方以外的任何当事人此协议中的任何权利、赔偿、义务或负债，除非此协议另有明确规定。

4.19 Bilingual Presentation. This Agreement is written in both English and Chinese. Shall there be any conflicts between the English and Chinese versions, the English version shall prevail.

双语协议。此协议由中英文书写。如果中英版本之间有冲突，以英文版本为准。

4.20 Signature Page. It is hereby agreed that the execution by the Stockholders of this Agreement, in the place set forth herein, will constitute agreement to be bound by the terms and conditions hereof.

签字页。双方在此同意股东在协议中的签字页的签字将被视作双方同意受到本协议中的条款和条件的约束。

[signature pages follows]
【下页为签字页】

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

以下签字人在下述日期同意签署本协议，以昭信守。

Stockholder（股东）：Mr. Dantong Xu

By（由）: ____________________

Purchaser（买方）: Mr. Zhicheng Huang

By（由）: ____________________